SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2008

ENDEAVOR URANIUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

140 East Main Street PO Box 250 Naturita, Colorado 84122
(Address of principal executive offices)
303-357-4877
(Registrant’s Telephone Number)

Denver Place

999 18th Street, Suite 3000

Denver, CO 80202

(Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo

SteadyLaw Group, LLP

501 W. Broadway, Suite 800

San Diego, CA 92101
main phone: 619.399.3090 fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Endeavor Uranium, Inc.

From 8-K

Current Report

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the Board of Directors of Endeavor Uranium, Inc. (the “Registrant”) held on February 28, 2008, Marvin Mitchell resigned from all positions with the Registrant, including Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President, Vice-President of Exploration and Director.

At that same meeting, Terrance Heard was appointed as the new President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director of the Registrant.

Mr. Heard is a graduate of the Haileybury School of Mines and Montana Tech, and is a Member in good standing of the Association of Professional Engineers. He has practiced as an Exploration Geologist for 50 years and as a Professional Engineer for the past 35 years.   Mr. Heard has extensive experience in petroleum, coal, base and precious metals – including placer – diamonds and uranium.

Mr. Heard has worked in all of Canada’s Provinces and Territories, in Alaska, the 13 western Continental United States, in Mexico, Guatemala and Brazil. He has also worked extensively in Australia, Indonesia, Malaysia, Tunisia, Angola, South Africa, Ghana and China.

During the past 5 years, Mr. Heard has worked as an independent Professional Engineer and Geologist with various public and private corporations.

A t a meeting of the Registrant’s Board of Directors held on April 1, 2008, Elena Furman resigned as Secretary.  Carl R. Jonsson was appointed as the new Secretary at that same meeting.

Mr. Jonsson holds a Bachelor of Laws Degree and is a member of the Law Society of British Colombia. Other than attending at meetings of the Board of Directors and time spent as the Company’s  Secretary, Mr. Jonsson’s services are rendered to the Company as a principal of the law firm of Tupper Jonsson & Yeadon. Mr. Jonsson does not have any other contractual relationship with the Company.

Mr. Jonsson’s principal occupation during the past 5 years has been acting as a lawyer and many of his clients have, during that period, been involved in aspects of mineral and n a tural resource exploration. Many of Mr. Jonsson’s functions during that period have been to advise his clients as to the requirements of the securities regulatory authorities having jurisdiction over them and the stock exchanges upon which their shares have been listed for trading. Mr. Jonsson has acted primarily as a corporate and securities lawyer for in excess of 35 years and holds directorships in various publicly traded companies, some of which are, or have been, in mineral exploration.

Mr. Jonsson’s directorships include positions as a director – and as a member of the Audit Committees – of Comaplex Minerals Corp. (“Comaplex”), Bonterra Energy Income Trust (“Bonterra”) and Pine Cliff Energy Ltd. (“Pine Cliff”) -  all of which are head-officed in Calgary, Alberta, Canada. Comaplex, the shares of which trade on the TSX Stock Exchange, conducts mineral exploration on a number of properties in Iqaluit (one of the Northwest Territories of Canada). Bonterra, the Trust Units of which trade on the TSX Stock Exchange, is an oil and gas producer. Pine Cliff is listed for trading on the TSX Venture Stock Exchange and is involved in oil and gas exploration in Canada and South America. Mr. Jonsson is also a Director of Caledonia Mining Corporation, the shares of which trade on the TSX Stock Exchange, the NASD Over-the-Counter Bulletin Board in the United States and the AIM market in London, and is head officed in Johannesburg, South Africa. It is carrying on exploration activities in South and East Africa, and has also carried on extensive mining exploration activities (during the period Mr. Jonsson has been a director) in Northern Canada, Scotland, Spain, South Africa and East Africa. Caledonia has operated mines in Spain and South Africa and is presently operating a mine in Zimbabwe.

Item 8.01. Other Events

At the Board of Directors meeting held on April 2, 2008, the Registrant passed a resolution announcing that it had decided to terminate its relationship with its transfer agent, Holladay Stock Transfer. At that same meeting, the Company appointed Action Stock Transfer Corporation as their new transfer agent, effective immediately.

Action Stock Transfer Corporation’s address and contact information is as follows:

Action Stock Transfer Corporation

7069 S. Highland Dr, Suite 300

Salt Lake City, Utah 84121

Tel No. (801) 274-1088

Contact: Ms. Justeene Blankenship

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 7, 2008

Endeavor Uranium, Inc.

By:  /s/ Terrance Heard

Terrance Heard,

President, CEO & CFO

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